Exhibit 99.1

Hanger Announces Financial Results for the Third Quarter of 2018

Increase in Patient Care margin provides earnings growth

AUSTIN, Texas, November 8, 2018 - Hanger, Inc. (NYSE: HNGR), a leading provider of orthotic and prosthetic patient care services and solutions, today announced its financial results for the third quarter ended September 30, 2018.

Financial Highlights for the Third Quarter of 2018

•                  Net revenue of $262.9 million for the three months ended September 30, 2018, compared to $258.0 million for the same period in 2017, reflecting net revenue growth of 1.9 percent year-over-year.

•                  GAAP net income totaled $4.4 million for the three months ended September 30, 2018, compared to a net loss of $4.2 million for the same period in 2017.

•                  Adjusted EBITDA was $31.1 million in the third quarter of 2018 compared to $29.6 million in the third quarter of 2017, an increase of $1.5 million, or 5.1 percent. Growth in Adjusted EBITDA was driven by margin improvement, resulting primarily from higher revenue flow-through within the Patient Care segment.

•                  GAAP diluted earnings per share was $0.12 for the third quarter of 2018, compared to a loss of $0.11 per share in the third quarter of 2017.

•                  Adjusted diluted earnings per share was $0.22 for the three months ended September 30, 2018, compared to earnings of $0.06 per share for the same period in 2017, due primarily to growth in Patient Care segment earnings as well as lower interest expense.

•                  Net cash provided by operating activities was $20.3 million for the three months ended September 30, 2018, compared to $5.3 million for the same period in 2017.

•                  The Company reaffirms its 2018 outlook that it anticipates net revenue and Adjusted EBITDA to be generally consistent with 2017 results.

Vinit Asar, President and Chief Executive Officer of Hanger, Inc., stated, “Hanger’s third quarter results were in-line with our expectations, as we achieved revenue growth in both of Hanger’s business segments and overall Adjusted EBITDA growth, driven by our Patient Care segment. The third quarter was a memorable one for Hanger as we re-listed on the New York Stock Exchange, a key milestone in our efforts to re-establish the Company with investors. Looking ahead, we remain focused on strategies and investment priorities that drive growth through superior patient outcomes.”

Complete reconciliations of GAAP to non-GAAP financial measures are provided in the tables located at the end of this press release.

Segment Results for Three Months Ended September 30, 2018

Patient Care Segment

For the three months ended September 30, 2018, Patient Care net revenue was $214.1 million, an increase of $3.4 million or 1.6 percent, compared to the same period of 2017. Same clinic revenue growth was 2.1 percent, or 0.5 percent on a day-adjusted basis, for the three months ended September 30, 2018. Growth was primarily driven by a 3.1 percent increase in revenue from prosthetic services in the third quarter compared to the prior year.

Income from operations in the Patient Care segment was $32.5 million during the third quarter of 2018, which reflects an increase of $4.0 million, compared to $28.5 million reported in the prior year. Adjusted EBITDA for the segment was $38.2 million, which reflected a $3.1 million or 9.0 percent increase over the prior year period. Earnings flow-through benefited from decreases in bad debt and personnel expenses.

Products & Services Segment

For the three months ended September 30, 2018, Products & Services net revenue totaled $48.9 million, which reflected a $1.5 million, or 3.2 percent, increase compared to the same period in 2017. Revenue growth was driven by a $2.2 million, or 6.9 percent, growth from distribution of O&P componentry to independent providers, which was partially offset by a $0.7 million decrease in revenue from therapeutic solutions when compared to the prior year.

Income from operations for the Products & Services segment decreased by $0.3 million to $6.8 million in the third quarter of 2018 compared to the same period in 2017. Adjusted EBITDA for the Products & Services segment was $9.6 million for the third quarter of 2018, which reflected a $0.3 million decrease compared with the same period of 2017. Earnings flow-through from increased O&P distribution revenue was offset by a decrease in therapeutic solutions revenue and associated income and by higher personnel costs, primarily incentive compensation.

Corporate & Other

The loss from operations relating to corporate and other activities decreased by $2.7 million to $23.4 million for the quarter ended September 30, 2018 compared to the same period in 2017. This decrease primarily related to a $4.7 million reduction in professional accounting and legal fees year-over-year. Excluding the effect of third party professional fees related to financial statement remediation, depreciation and amortization, and non-cash equity compensation expense, the net cost of corporate and other activities increased by $1.4 million to a $16.7 million burden on Adjusted EBITDA in the third quarter of 2018. Increases in costs for Corporate & Other activities related primarily to continuing investments in growth and other corporate initiatives.

Net Income; Interest Expense

For the three months ended September 30, 2018, net income was $4.4 million compared with a net loss of $4.2 million in the same period of 2017. The $8.5 million improvement in net income year-over-year was due primarily to lower interest expense, professional accounting and legal fees, and depreciation and amortization expense.

Liquidity

On September 30, 2018, the Company had liquidity of $155.1 million, comprised of $61.0 million in cash and cash equivalents, and $94.1 million in available borrowing capacity under its revolving credit facility, compared to liquidity of $142.9 million on June 30, 2018. The increase in liquidity of $12.2 million from June 30, 2018 resulted from the positive cash flow from operations of $20.3 million in the third quarter of 2018 after the impact of capital expenditures and debt service.

2018 Outlook

The Company reaffirms its 2018 outlook, as first provided on May 14, 2018, that it anticipates net revenue and Adjusted EBITDA to be generally consistent with 2017 results. Hanger expects to provide its financial outlook for 2019 on its fourth quarter and full year 2018 conference call to be held during the first quarter of 2019.

Conference and Webcast Details

Hanger’s management team will host a conference call tomorrow, Friday, November 9, at 8:30 a.m. Eastern time to discuss the Company’s third quarter 2018 financial results and business outlook.

To participate, dial 877-407-6184 or 201-389-0877 outside the U.S. and Canada, and use conference code number 13682163. A live webcast and replay of the call will be available at the Investor Relations section of the Company’s web site at www.hanger.com/investors, and a replay of the webcast will remain available for 90 days.

Accompanying supplemental information will be posted to the Investor Relations section of Hanger’s web site at www.hanger.com/investors.

Additional Notes

A reconciliation of GAAP and non-GAAP financial results is included in the tables provided at the back of this press release. The Company has provided certain supplemental key statistics relating to its results for certain prior periods. These key statistics are non-GAAP measures used by the Company’s management to analyze the Company’s business results that are being provided for informational and analytical context.

Accompanying supplemental information will be posted to the Investor Relations section of Hanger’s web site at www.hanger.com/investors.

About Hanger, Inc. — Built on the legacy of James Edward Hanger, the first amputee of the American Civil War, Hanger, Inc. (NYSE: HNGR) delivers orthotic and prosthetic (O&P) patient care, and distributes O&P products and rehabilitative solutions to the broader market. Hanger’s Patient Care segment is the largest owner and operator of O&P patient care clinics with approximately 800 patient care locations nationwide.  Through its Products & Services segment, Hanger distributes branded and private label O&P devices, products and components, and provides rehabilitative solutions. With over 150 years of clinical excellence and innovation, Hanger’s vision is to lead the orthotic & prosthetic markets by providing superior patient care, outcomes, services and value. For more information on Hanger, visit www.hanger.com.

This press release contains certain “forward-looking statements” relating to the Company.  All statements, other than statements of historical fact included herein, are “forward-looking statements.”  These forward-looking statements are often identified by the use of forward-looking terminology such as “preliminary,” “intends,” “expects,” “plans,” “anticipates,” “believes,” “views” or similar expressions and involve known and unknown risks and uncertainties.  Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect.  Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.  These uncertainties include, but are not limited to, the risk that additional information may arise during the course of the Company’s ongoing financial statement preparation and closing processes that would require the Company to make additional adjustments or revisions to its estimates or financial statements and other financial data, to identify additional material weaknesses, or to take any other necessary action relating to the Company’s accounting practices; the time required to complete the Company’s financial statements and other financial data and accounting review; the time required to prepare its periodic reports for filings with the Securities and Exchange Commission; the impact of the Tax Cuts and Jobs Act on the Company’s financial statements; any regulatory review of, or litigation relating to, the Company’s accounting practices, financial statements and other financial data, periodic reports or other corporate actions; changes in the demand for the Company’s O&P products and services; uncertainties relating to the results of operations or recently acquired O&P patient care clinics; the Company’s ability to enter into and derive benefits from managed-care contracts; the Company’s ability to successfully attract and retain qualified O&P clinicians; federal laws governing the health care industry; uncertainties inherent in investigations and legal proceedings; governmental policies affecting O&P operations; and other risks and uncertainties generally affecting the health care industry.  For additional information and risk factors that could affect the Company, see its Form 10-K for the year ended December 31, 2017 as filed with the Securities and Exchange Commission.  The information contained in this press release is made only as of the date hereof, even if subsequently made available by the Company on its website or otherwise.

SOURCE Hanger, Inc.

Investor Relations Contacts:

Thomas Kiraly, Executive Vice President and Chief Financial Officer, Hanger, Inc.

512-777-3600

tkiraly@hanger.com

Seth Frank, Vice President, Treasury and Investor Relations, Hanger, Inc.

512-777-3573

sfrank@hanger.com

###

Table 1

Hanger, Inc.

Condensed Consolidated Statements of Operations

(Unaudited - dollars in thousands, except share and per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Net revenues	$262,946	$257,966	$763,907	$755,033
Material costs	84,805	82,345	247,677	240,407
Personnel costs	90,853	90,065	266,515	265,851
Other operating costs	30,999	33,184	92,631	97,734
General and administrative expenses	28,308	25,356	80,467	75,969
Professional accounting and legal fees	3,107	7,844	12,189	29,015
Depreciation and amortization	8,950	9,632	27,552	29,594
Income from operations	15,924	9,540	36,876	16,463
Interest expense, net	8,939	15,097	28,519	43,197
Loss on extinguishment of debt	—	—	16,998	—
Non-service defined benefit plan expense	176	184	528	552
Income (loss) before income taxes	6,809	(5,741)	(9,169)	(27,286)
Provision (benefit) for income taxes	2,440	(1,580)	(3,848)	(7,028)
Net income (loss)	$4,369	$(4,161)	$(5,321)	$(20,258)

Per share data:
Basic earnings (loss) per share	$0.12	$(0.11)	$(0.14)	$(0.56)
Weighted average shares outstanding - basic	36,856,881	36,340,089	36,716,568	36,238,816

Diluted earnings (loss) per share	$0.12	$(0.11)	$(0.14)	$(0.56)
Weighted average shares outstanding - diluted	37,556,594	36,340,089	36,716,568	36,238,816

Table 2

Hanger, Inc.

Condensed Consolidated Balance Sheets

(Unaudited - dollars in thousands)

	As of September 30,	As of December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$61,035	$1,508
Accounts receivable, net	132,446	146,346
Inventories	72,601	69,138
Income taxes receivable	1,723	13,079
Other current assets	20,742	20,888
Total current assets	288,547	250,959
Non-current assets:
Property, plant and equipment, net	89,424	93,615
Goodwill	196,343	196,343
Other intangible assets, net	16,637	21,940
Deferred income taxes	71,967	68,126
Other assets	12,711	9,440
Total assets	$675,629	$640,423

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Current portion of long-term debt	$9,027	$4,336
Accounts payable	52,325	48,269
Accrued expenses and other current liabilities	54,790	66,308
Accrued compensation related costs	32,730	53,380
Total current liabilities	148,872	172,293

Long-term liabilities:
Long-term debt, less current portion	502,966	445,928
Other liabilities	49,395	50,253
Total liabilities	701,233	668,474

Shareholders’ deficit:
Common stock	370	365
Additional paid-in capital	340,738	333,738
Accumulated other comprehensive loss	(164)	(1,686)
Accumulated deficit	(365,852)	(359,772)
Treasury stock, at cost	(696)	(696)
Total shareholders’ deficit	(25,604)	(28,051)
Total liabilities and shareholders’ deficit	$675,629	$640,423

Table 3

Hanger, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited - dollars in thousands)

	For the Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(5,321)	$(20,258)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	27,552	29,594
(Benefit) provision for doubtful accounts	(578)	6,850
Stock-based compensation expense	9,573	8,693
Deferred income taxes	(4,114)	(7,179)
Amortization of debt discounts and issuance costs	2,453	6,348
Loss on extinguishment of debt	16,998	—
Gain on sale and disposal of fixed assets	(2,537)	(1,664)
Changes in operating assets and liabilities:
Accounts receivable, net	14,464	1,772
Inventories	(3,463)	(5,870)
Other current assets	1,770	1,510
Income taxes	11,356	(584)
Accounts payable	5,680	(348)
Accrued expenses and other current liabilities	(13,061)	(9,690)
Accrued compensation related costs	(20,650)	(6,942)
Other liabilities	(2,963)	(3,240)
Total changes in operating assets and liabilities	(6,867)	(23,392)
Net cash provided by (used in) operating activities	37,159	(1,008)
Cash flows from investing activities:
Purchase of property, plant and equipment	(16,435)	(11,237)
Purchase of therapeutic program equipment leased to third parties under operating leases	(6,390)	(3,714)
Purchase of company-owned life insurance investment	(598)	(555)
Proceeds from sale of property, plant and equipment	3,583	4,185
Net cash used in investing activities	(19,840)	(11,321)
Cash flows from financing activities:
Borrowings under term loan, net of discount	501,467	—
Repayment of term loan	(434,400)	(19,688)
Borrowings under revolving credit agreement	3,000	140,965
Repayments under revolving credit agreement	(8,000)	(105,965)
Payment of employee taxes on stock-based compensation	(2,568)	(1,367)
Payment on seller notes	(2,116)	(4,633)
Payment of capital lease obligations	(942)	(873)
Payment of debt issuance costs	(6,757)	(2,863)
Payment of debt extinguishment costs	(8,436)	—
Net cash provided by financing activities	41,248	5,576
Increase (decrease) in cash, cash equivalents and restricted cash	58,567	(6,753)
Cash, cash equivalents and restricted cash, at beginning of period	4,779	9,412
Cash, cash equivalents and restricted cash, at end of period	$63,346	$2,659

Reconciliation of Cash, Cash Equivalents and Restricted Cash
Cash and cash equivalents, at beginning of period	$1,508	$7,157
Restricted cash, at beginning of period	3,271	2,255
Cash, cash equivalents, and restricted cash, at beginning of period	$4,779	$9,412

Cash and cash equivalents, at end of period	$61,035	$460
Restricted cash, at end of period	2,311	2,199
Cash, cash equivalents, and restricted cash, at end of period	$63,346	$2,659

Table 4

Hanger, Inc.

Segment Information:  Revenue, EBITDA and Adjusted EBITDA

(Unaudited - dollars in thousands)

EBITDA is defined as operating income before depreciation and amortization.  Adjusted EBITDA is defined as operating income before certain charges, impairments of intangible assets, third-party professional fees in excess of normal amounts incurred in connection with our financial statement remediation, debt extinguishment costs, expenses associated with equity-based compensation, severance expenses and expenses incurred in connection with our acquisitions.

We use EBITDA and Adjusted EBITDA as measures to assess the relative level of our indebtedness and our compliance with certain debt covenants which are based on these measures.  Additionally, we utilize these measures to assess our operating and financial performance.  We believe that these measures enhance a user’s understanding of normal operating income excluding certain charges, depreciation and amortization.

Neither EBITDA or Adjusted EBITDA are measures of financial performance computed in accordance with Generally Accepted Accounting Principles (“GAAP”) and should not be considered in isolation nor as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with GAAP, or as a measure of profitability or liquidity.  In addition, the calculation of EBITDA and Adjusted EBITDA is susceptible to varying interpretations and calculations, and the amounts presented may not be comparable to similarly titled measures of other companies.  EBITDA and Adjusted EBITDA may not be indicative of historical operating results, and we do not intend these measures to be predictive of future results of operations.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017

Net Revenue (a)
Patient Care	$214,080	$210,637	$620,745	$614,495
Products & Services	48,866	47,329	143,162	140,538
Net revenue	$262,946	$257,966	$763,907	$755,033

EBITDA (b)
Patient Care	$37,153	$33,870	$99,162	$94,366
Products & Services	9,403	9,574	27,740	28,080
Corporate & Other	(21,682)	(24,272)	(62,474)	(76,389)
EBITDA (Non-GAAP)	$24,874	$19,172	$64,428	$46,057

Adjusted EBITDA (b)
Patient Care	$38,176	$35,029	$102,424	$97,345
Products & Services	9,641	9,918	28,083	28,987
Corporate & Other	(16,680)	(15,323)	(49,491)	(45,575)
Adjusted EBITDA (Non-GAAP)	$31,137	$29,624	$81,016	$80,757

(a) Excludes intersegment revenue.

(b) EBITDA and Adjusted EBITDA are “Non-GAAP” measures.  Please refer to both Table 6 and Table 7 for a reconciliation of these measures to GAAP net income.

Table 5

Hanger, Inc.

Reconciliation of Net Income (Loss) and Earnings (Loss) Per Share to

Adjusted Net Income and Adjusted Earnings Per Share

(Unaudited - dollars in thousands, except share and per share amounts)

Earnings Per Share (or “EPS”) is defined as net income divided by our diluted common shares during the applicable period.   Adjusted EPS is defined as EPS adjusted for impairments of intangible assets, third-party professional fees in excess of normal amounts incurred in connection with our financial statement remediation, debt extinguishment costs, severance expenses and certain other charges.

We utilize Adjusted EPS to assess our operating and financial performance.  We believe that this measure enhances a user’s understanding of normal operating results excluding certain charges.

Adjusted EPS is not a measure of financial performance computed in accordance with GAAP and should not be considered in isolation nor as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with GAAP, or as a measure of profitability or liquidity.  In addition, the calculation of Adjusted EPS is susceptible to varying interpretations and calculations, and the amounts presented may not be comparable to similarly titled measures of other companies.  Adjusted EPS may not be indicative of historical operating results, and we do not intend these measures to be predictive of future results of operations.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017

Net income (loss) - as reported (GAAP)	$4,369	$(4,161)	$(5,321)	$(20,258)

Adjustments:
Amortization expense	1,497	2,343	5,264	7,220
Third-party professional fees	2,230	6,839	8,870	25,943
Loss on extinguishment of debt	—	—	16,998	—
Disaster recovery / unclaimed property settlement	—	—	(3,729)	—
Severance expenses	366	—	366	64
Adjustments prior to tax effect	$4,093	$9,182	$27,769	$33,227

Tax effect of specified adjustments (a)	(176)	(2,888)	(8,312)	(9,286)
Adjustments after taxes	3,917	6,294	19,457	23,941

Adjusted net income (Non-GAAP)	$8,286	$2,133	$14,136	$3,683

Basic earnings (loss) per share - as reported (GAAP)	$0.12	$(0.11)	$(0.14)	$(0.56)
Effect of above listed specified adjustments	0.10	0.17	0.53	0.66
Adjusted basic earnings per share - as reported (Non-GAAP)	$0.22	$0.06	$0.39	$0.10

Diluted earnings (loss) per share - as reported (GAAP)	$0.12	$(0.11)	$(0.14)	$(0.56)
Effect of above listed specified adjustments	0.10	0.17	0.52	0.66
Adjusted diluted earnings per share - as reported (Non-GAAP)	$0.22	$0.06	$0.38	$0.10

Shares used to compute basic earnings (loss) per share	36,856,881	36,340,089	36,716,568	36,238,816
Shares used to compute diluted earnings (loss) per share	37,556,594	36,564,752	37,397,012	36,533,905

(a) “Tax effect of specified adjustments” reflects the difference between the Company’s effective provision for taxes and the application of a combined federal and state statutory tax rate of 24% and 38% respectively for the 2018 and 2017 periods to the Company’s earnings from operations before taxes, after the incorporation of the identified above adjustments.

Table 6

Hanger, Inc.

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

(Unaudited - dollars in thousands)

EBITDA is defined as operating income before depreciation and amortization.  Adjusted EBITDA is defined as operating income before certain charges, impairments of intangible assets, third-party professional fees in excess of normal amounts incurred in connection with our financial statement remediation, debt extinguishment costs, expenses associated with equity-based compensation, severance expenses and expenses incurred in connection with our acquisitions.

We use EBITDA and Adjusted EBITDA as measures to assess the relative level of our indebtedness and our compliance with certain debt covenants which are based on these measures.  Additionally, we utilize these measures to assess our operating and financial performance.  We believe that these measures enhance a user’s understanding of normal operating income excluding certain charges, depreciation and amortization.

Neither EBITDA or Adjusted EBITDA are measures of financial performance computed in accordance with Generally Accepted Accounting Principles (“GAAP”) and should not be considered in isolation nor as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with GAAP, or as a measure of profitability or liquidity.  In addition, the calculation of EBITDA and Adjusted EBITDA is susceptible to varying interpretations and calculations, and the amounts presented may not be comparable to similarly titled measures of other companies.  EBITDA and Adjusted EBITDA may not be indicative of historical operating results, and we do not intend these measures to be predictive of future results of operations.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017

Net income (loss) - as reported (GAAP)	$4,369	$(4,161)	$(5,321)	$(20,258)

Adjustments to calculate EBITDA:
Depreciation and amortization	8,950	9,632	27,552	29,594
Interest expense, net	8,939	15,097	28,519	43,197
Loss on extinguishment of debt	—	—	16,998	—
Non-service defined benefit plan expense	176	184	528	552
Provision (benefit) for income taxes	2,440	(1,580)	(3,848)	(7,028)
Adjustments - net income (loss) to EBITDA	20,505	23,333	69,749	66,315
EBITDA (Non-GAAP)	24,874	19,172	64,428	46,057

Further adjustments to calculate Adjusted EBITDA:
Third-party professional fees	2,230	6,839	8,870	25,943
Equity-based compensation	3,667	3,613	9,573	8,693
Disaster recovery / unclaimed property settlement	—	—	(2,221)	—
Severance expenses	366	—	366	64
Further adjustments - EBITDA to Adjusted EBITDA	6,263	10,452	16,588	34,700
Adjusted EBITDA (Non-GAAP)	$31,137	$29,624	$81,016	$80,757

Table 7

Hanger, Inc.

Segment Reconciliation of Income From Operations to EBITDA and Adjusted EBITDA

(Unaudited - dollars in thousands)

EBITDA is defined as operating income before depreciation and amortization.  Adjusted EBITDA is defined as operating income before certain charges, impairments of intangible assets, third-party professional fees in excess of normal amounts incurred in connection with our financial statement remediation, debt extinguishment costs, expenses associated with equity-based compensation, severance expenses and expenses incurred in connection with our acquisitions.

We use EBITDA and Adjusted EBITDA as measures to assess the relative level of our indebtedness and our compliance with certain debt covenants which are based on these measures.  Additionally, we utilize these measures to assess our operating and financial performance.  We believe that these measures enhance a user’s understanding of normal operating income excluding certain charges, depreciation and amortization.

Neither EBITDA or Adjusted EBITDA are measures of financial performance computed in accordance with Generally Accepted Accounting Principles (“GAAP”) and should not be considered in isolation nor as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with GAAP, or as a measure of profitability or liquidity.  In addition, the calculation of EBITDA and Adjusted EBITDA is susceptible to varying interpretations and calculations, and the amounts presented may not be comparable to similarly titled measures of other companies.  EBITDA and Adjusted EBITDA may not be indicative of historical operating results, and we do not intend these measures to be predictive of future results of operations.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Patient Care
Income from operations - as reported (GAAP)	$32,502	$28,546	$84,615	$78,243
Depreciation & amortization	4,651	5,324	14,547	16,123
EBITDA (Non-GAAP)	37,153	33,870	99,162	94,366
Further adjustments to calculate Adjusted EBITDA:
Equity-based compensation	1,023	1,159	3,262	2,891
Severance expenses	—	—	—	88
Further adjustments - EBITDA to Adjusted EBITDA	1,023	1,159	3,262	2,979
Adjusted EBITDA (Non-GAAP)	38,176	35,029	102,424	97,345

Products & Services
Income from operations - as reported (GAAP)	6,839	7,145	20,171	20,389
Depreciation & amortization	2,564	2,429	7,569	7,691
EBITDA (Non-GAAP)	9,403	9,574	27,740	28,080
Further adjustments to calculate Adjusted EBITDA:
Equity-based compensation	238	344	343	931
Severance expenses	—	—	—	(24)
Further adjustments - EBITDA to Adjusted EBITDA	238	344	343	907
Adjusted EBITDA (Non-GAAP)	9,641	9,918	28,083	28,987

Corporate & Other
Loss from operations - as reported (GAAP)	(23,417)	(26,151)	(67,910)	(82,169)
Depreciation & amortization	1,735	1,879	5,436	5,780
EBITDA (Non-GAAP)	(21,682)	(24,272)	(62,474)	(76,389)
Further adjustments to calculate Adjusted EBITDA:
Third-party professional fees	2,230	6,839	8,870	25,943
Equity-based compensation	2,406	2,110	5,968	4,871
Disaster recovery / unclaimed property settlement	—	—	(2,221)	—
Severance expenses	366	—	366	—
Further adjustments - EBITDA to Adjusted EBITDA	5,002	8,949	12,983	30,814
Adjusted EBITDA (Non-GAAP)	(16,680)	(15,323)	(49,491)	(45,575)
Total Adjusted EBITDA (Non-GAAP)	$31,137	$29,624	$81,016	$80,757

Table 8

Hanger, Inc.

Indebtedness

(Unaudited - dollars in thousands)

	As of September 30,	As of December 31,
	2018	2017
Revolving credit facility	$—	$5,000
Term B loan, due 2025	502,475	—
Term B loan, due 2019	—	280,000
Seller notes	3,796	5,912
Term loan, due June 2018	—	151,875
Financing leases and other	15,424	18,169
Total debt before unamortized discount and debt issuance costs	521,695	460,956
Unamortized discount	(3,682)	(5,556)
Debt issuance costs, net	(6,020)	(5,136)
Total debt	$511,993	$450,264

Reported as:
Current portion of long-term debt	$9,027	$4,336
Long-term debt	502,966	445,928
Total debt	$511,993	$450,264

Table 9

Hanger, Inc.

Key Operating Metrics

	As of and For the Three Months Ended September 30,		As of and For the Nine Months Ended September 30,
	2018	2017	2018	2017

Same clinic revenue:
Growth rate on net revenue	2.1%	0.9%	1.7%	0.2%
Growth rate day adjusted (a)	0.5%	3.1%	1.1%	1.6%

Clinical locations:
Patient care clinics	677	689	677	689
Satellite clinics	109	109	109	109
Total clinical locations	786	798	786	798

(a) Same Clinic Revenue per Day - Same Clinic Revenue per Day normalizes sales for the number of days a clinic was open in each comparable period.  These measures are both non-GAAP and unaudited.